QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 17, 2003

Golf Trust of America, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-22091 (Commission File Number)	33-0724736 (I.R.S. Employer Identification Number)

14 North Adger's Wharf, Charleston, SC 29401
(Address of principal executive offices) (Zip Code)

(843) 723-4653
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 2. Disposition of Assets.

        On June 17, 2003, GTA and its operating partnership, Golf Trust of America, L.P. (collectively, the "Company"), consummated the sale of the Company's wholly-owned subsidiary, Sandpiper—Golf Trust, LLC, to Sandpiper BB Property, LLC for a purchase price of $25.0 million, plus routine operating prorations, which was paid in cash at the closing. Sandpiper-Golf Trust, LLC owns the Sandpiper Golf Course, an 18-hole golf course located near Santa Barbara, California.

        A copy of the press release announcing the sale of Sandpiper—Golf Trust, LLC is being filed herewith as Exhibit 99.1.

Item 5. Other Events and Required FD Disclosure.

        The Company received net proceeds of approximately $25,147,000 from the above-mentioned sale, of which $25,052,000 was used to make a principal payment and $95,000 was used to pay accrued interest and lender legal fees under the Company's credit facility with its lender. With this payment, all remaining obligations under the credit facility were paid in full and the Company's debt was retired on June 19, 2003.

        The Company's repayment in full of its credit facility satisfied the conditions necessary for the payment of the milestones under the employment agreements of each of W. Bradley Blair, II and Scott D. Peters, both of whom are executive officers and directors of the Company. On June 19, 2003, the Company paid the first of two milestone payments payable to each of Messrs. Blair and Peters, in the amounts of $1,815,523 and $972,453, respectively, including interest (which, under the employment agreements, accrues on the milestone amounts from the date of stockholder approval of the Plan of Liquidation until the date of payment). The Company intends to pay the final milestone payments to each of Messrs. Blair and Peters, in the amounts of $1,233,907 and $660,921, respectively, plus accrued interest, in due course.

        A copy of the press release announcing the payoff of our credit agreement is being filed herewith as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Financial Statements of Businesses Acquired.

          Not applicable.

  (b)
  Pro Forma Financial Information.

          Pro forma financial information is included herein pursuant to Article 11 of Regulation S-X.

  (c)
  Exhibits

        The following exhibits are filed with this current report on Form 8-K and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press Release issued by our company on June 18, 2003 announcing the sale of Sandpiper — Golf Trust, LLC.
99.2	Press Release issued by our company on June 20, 2003 announcing the retirement of our credit agreement.

GOLF TRUST OF AMERICA, INC.
INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The accompanying unaudited pro forma condensed consolidated statement of net assets as of March 31, 2003 (Liquidation Basis) gives effect to sale of Sandpiper—Golf Trust, LLC, as described in Item 2, as if it had occurred on March 31, 2003.

        The accompanying unaudited pro forma condensed consolidated statement of changes in net assets (liquidation basis) for the three months ended March 31, 2003 and for the year ended December 31, 2002 gives effect to the sale of Sandpiper—Golf Trust, LLC, as described in Item 2, as if it had occurred on January 1, 2002.

        The unaudited pro forma condensed consolidated financial statements are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual financial position or results of operations or changes in net assets that would have occurred had the transaction reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial condition that may be achieved in the future. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

GOLF TRUST OF AMERICA, INC.
UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED
STATEMENT OF NET ASSETS (LIQUIDATION BASIS)
AS OF MARCH 31, 2003
(in thousands)

	Historical	Adjustments		Pro forma
ASSETS
Real estate and mortgage note receivable—held for sale	$101,807	$(24,953)	(1)	$76,854
Cash and cash equivalents	6,806	25,000	(1)	6,806
		245	(1)
		(98)	(1)
		(25,052)	(2)
		(95)	(3)
Restricted cash	1,554			1,554
Receivables—net	4,514	(95)	(4)	4,419
Other assets	508	(214)	(4)	294

Total assets	115,189	(25,262)		89,927
LIABILITIES
Debt	29,564	(25,052)	(2)	4,512
Accounts payable and other liabilities	4,161	(115)	(4)	3,951
		(95)	(3)
Dividends payable	3,238			3,238
Reserve for estimated costs during the period of liquidation	10,701			10,701

Total liabilities	47,664	(25,262)		22,402
Commitments and contingencies
Preferred stock, $.01 par value, 10,000,000 shares authorized, 800,000 shares issued and outstanding	20,000			20,000

Total liabilities and preferred stock	67,664	(25,262)		42,402

NET ASSETS IN LIQUIDATION (available to holders of common stock and OP units)	$47,525	$—		$47,402

See accompanying introduction and notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF CHANGES IN NET ASSETS
FOR THE THREE MONTHS ENDED MARCH 31, 2003 (LIQUIDATION BASIS)
(in thousands)

	Historical	Adjustments		Pro forma
Revenues
Rent	$452	$—		$452
Revenue from managed golf course operations	2,434	(885)	(1)	1,549

Total revenues	2,886	(885)		2,001

Expenses:
General & administrative	731	—		731
Direct expenses from managed golf course operations	2,305	(561)	(2)	1,744

Total expenses	3,036	(561)		2,475

Operating loss	(150)	(324)		(474)

Other income (expense):
Interest income	56	—		56
Interest expense	(821)	455	(3)	(366)

Total other income (expense)	(765)	455		(310)

Net (loss) income	(915)	131		(784)

Preferred dividends	(463)	—		(463)

Net change in net assets available to holders of common stock and OP units	$(1,378)	$131		$(1,247)

See accompanying introduction and notes to the unaudited pro forma condensed consolidated financial statements.

GOLF TRUST OF AMERICA, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN NET ASSETS FOR THE YEAR ENDED DECEMBER 31, 2002
(LIQUIDATION BASIS)
(in thousands)

	Historical	Adjustments		Pro forma
Revenues
Rent	$7,069	$—		$7,069
Revenue from managed golf course operations	13,360	(2,514)	(4)	10,846

Total revenues	20,429	(2,514)		17,915

Expenses:
General & administrative	3,632	—		3,632
Direct expenses from managed golf course operations	12,861	(1,355)	(5)	11,506

Total expenses	16,493	(1,355)		15,138

Operating income (loss)	3,936	(1,159)		2,777

Other income (expense):
Interest income	441	—		441
Interest expense	(5,379)	1,634	(6)	(3,745)

Total other income (expense)	(4,938)	1,634		(3,304)

Income (loss) before adjustment for liquidation basis	(1,002)	475		(527)
Adjustment for Liquidation Basis of Accounting	(8,557)	—		(8,557)

Net (loss) income	(9,559)	475		(9,084)

Dividends and distributions:
Preferred dividends	(1,850)	—		(1,850)
Value of OP units redeemed in sale of golf courses	(627)	—		(627)

Total dividends and distributions	(2,477)	—		(2,477)

Net change in net assets available to holders of common stock and OP units	$(12,036)	$475		$(11,561)

See accompanying introduction and notes to the unaudited pro forma condensed consolidated financial statements.

GOLF TRUST OF AMERICA, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

I.
Unaudited Pro Forma Condensed Consolidated Statement of Net Assets as of MARCH 31, 2003

  Please refer to the Introduction on page 4.

(1)
Reflects the carrying amount of the real estate of the Sandpiper golf course as of March 31, 2003.

  Reflects the net cash proceeds of $25,000,000 received from the completed transaction.

  Reflects the net cash proceeds paid to us by the buyer for normal operating prorations of approximately $147,000.

(2)
Reflects the net cash proceeds that were remitted to our senior lenders to paydown our secured credit agreement.

(3)
Reflects the net cash proceeds that were remitted to our senior lenders to pay interest accrued during the period June 1, 2003—June 18, 2003 and lender legal fees.

(4)
Reflects the balances of Sandpiper—Golf Trust, LLC balance sheet accounts at 3/31/03.

II.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS FOR THE THREE MONTHS ENDED MARCH 31, 2003 (LIQUIDATION BASIS)

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS FOR THE YEAR ENDED DECEMBER 31, 2002 (LIQUIDATION BASIS)

(1)
Reflects the revenue from the managed golf course operations of the sold property during the three months ended March 31, 2003.

(2)
Reflects the direct expenses from the managed golf course operations of the sold property for the three months ended March 31, 2003.

(3)
Reflects the reduction in interest expense for the three months ended March 31, 2003 associated with the debt payment made.

(4)
Reflects the revenue from the managed golf course operations of the sold property during the year ended December 31, 2002. We only managed this golf course beginning June 28, 2002 so this reflects approximately seven months of operating revenue.

(5)
Reflects the direct expenses from the managed golf course operations of the sold property during the year ended December 31, 2002. We only managed this golf course beginning June 28, 2002 so this reflects approximately seven months of operating expenses.

(6)
Reflects the reduction in interest expense for the twelve months ended December 31, 2002 associated with the debt payment made.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLF TRUST OF AMERICA, INC. (Registrant)
Date: June 30, 2003	By:	/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II President and Chief Executive Officer
Date: June 30, 2003	By:	/s/ SCOTT D. PETERS Scott D. Peters Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

        Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description
99.1	Press Release issued by our company on June 18, 2003 announcing the sale of Sandpiper-Golf Trust, LLC.
99.2	Press Release issued by our company on June 20, 2003 announcing the retirement of our credit agreement.

QuickLinks

  Item 2. Disposition of Assets.
  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits